SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 4, 2007

Who’s Your Daddy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-33519	98-0360989
(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 108, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-5470

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 4.02(b)     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(i)           As noted in a Report on Form 8K filed on November 19, 2007, in response to SEC comments dated August 28, 2007 regarding accounting treatment of the convertible debt issued by the Company on May 29, 2005 and retired on May 7, 2007, the Company has concluded that its accounting for the issuance and retirement of this debt needs to be changed, and that these changes will be material and will require a restatement of the 2005 financial statements to reflect the non-cash accounting impacts related to this convertible debt.

(ii)          After further evaluation, the Company has also concluded that all quarterly and annual financial statements filed since the Report on Form 10QSB for the three months ended March 31, 2005 need to be restated and amended for the non-cash impacts related to this convertible debt and possibly for the non-cash impacts of warrants and options granted to non-employees.  The Company intends to file an amended Report on Form 10KSB for the year 2006 to reflect these impacts for the fiscal years 2005 and 2006 once it completes its review of the accounting for convertible debt and warrants and options granted to non-employees.  Further, when the Company files its Report on Form 10QSB for the periods ending September 30, 2007, such statements will reflect the impacts of these items for the three and nine months ending September 30, 2006 and 2007.

(iii)          Based on these conclusions, the Company’s auditors, Baum & Co., P.A., notified the Company on November 30, 2007, that the firm is withdrawing its audit opinion for both the 2005 and the 2006 financial statements, pending restated financials and amended Reports on Form 10K for 2005.  The Company is advising investors not to rely on the 2005 and 2006 financial statements as filed and to wait for the revised financial statements and amended filings.

(iv)         The Company has discussed with Baum & Co. the matters disclosed in this current report on Form 8-K.

(v)          The Company has requested that Baum & Co. furnish it with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements.  A copy of this letter is attached as Exhibit 99.1

Item 9.01                   Financial Statements and Exhibits.

Exhibit No.                 Description

99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Who’s Your Daddy, Inc.

Date: December 4, 2007	By:	/s/ Edon Moyal
	Name:	Edon Moyal
	Title:	Chief Executive Officer